EXHIBIT 1

                             JOINT FILING AGREEMENT


         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 13, 1998

                              Triarc Companies, Inc.


                              By: /s/ Brian L. Schorr
                              -----------------------
                              Name:  Brian L. Schorr
                              Title: Executive Vice President and
                                     General Counsel


                              CP International Management Services Ltd.


                              By: /s/ Peter G. Beer
                              ---------------------
                              Name:  Peter G. Beer
                              Title: Executive and Company Director


                              Consolidated Press International Holdings Limited


                              By: /s/ Peter G. Beer
                              ---------------------
                              Name:  Peter G. Beer
                              Title: Alternative Director to John Cherry
                                     and Secretary

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